                                                                     Exhibit 2.7

                 FOURTH AMENDMENT TO THE ACQUISITION AGREEMENT

         This Fourth Amendment (the "Fourth Amendment") to the Acquisition Agreement (the "Agreement") dated as of January 31, 2000 by and among Physicians Resource Group, Inc. ("PRG") and each of its affiliated entities listed on the signature pages thereto, as Sellers and AmSurg Corp. ("AmSurg"), is hereby entered into this 31st day of December, 2000.

         WHEREAS, the parties executed the Agreement as of January 31, 2000; and

         WHEREAS, the parties entered into a First Amendment to the Agreement on April 28, 2000, a Second Amendment to the Agreement on May 12, 2000 and a Third Amendment to the Agreement on May 31, 2000; and

         WHEREAS, the parties desire to extend the date set forth in Section 8.1(b)(ii) and 8.1(c)(ii) of the Agreement, and to amend Schedule 2.4 of the Agreement.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

         1. Section 8.1(b)(ii) of the Agreement is hereby amended by deleting the date "December 31, 2000" and replacing it with "June 30, 2001."

         2. Section 8.1(c)(ii) of the Agreement is hereby amended by deleting the date "December 31, 2000" and replacing it with "June 30, 2001."

         3. Schedule 2.4 of the Agreement is hereby amended solely with respect to the three Acquired Entities described on the attached Schedule 1.

         Defined terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement, as amended.

         IN WITNESS WHEREOF, the undersigned have caused this Fourth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                    AMSURG CORP.


                                    By: /s/ David L. Manning
                                       ----------------------------------------
                                    Name: David L. Manning
                                         --------------------------------------
                                    Title: Senior Vice President
                                          -------------------------------------

                                    PHYSICIANS RESOURCE GROUP, INC.
                                    for itself and the other entities listed on the signature pages of the Agreement


                                    By: /s/ Michael W. Yeary
                                       ----------------------------------------
                                    Name: Michael W. Yeary
                                         --------------------------------------
                                    Title: President
                                          -------------------------------------

                                   SCHEDULE 1

                           AMENDMENT TO SCHEDULE 2.4
                          OF THE ACQUISITION AGREEMENT


                              Percentage of Assets to be          Purchase Price
                                Purchased or Acquired            for Percentage to
Name of Acquired Entity            Entity Interest                  be Acquired
-----------------------       --------------------------         -----------------
PRG Alexandria, L.L.C.                   51%                         $2,541,801

American Surgery Centers                 51%                         $3,338,834
of South Florida, Ltd.

Center for Advanced Eye                  51%                         $3,878,731
Surgery, Ltd.